UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2005

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Reynolds and Reynolds Company ("Reynolds") and General Motors Corporation ("GM") entered into a Service Contract as of December 15, 2005 to be effective January 1, 2006 (the "Service Contract") for the provision of Reynolds ERA dealer management system in a centralized environment (i.e., hosted) and certain other Reynolds products and services, including, but not limited to, desking and development services (collectively, all such products and services shall be referred to as the "IDMS system"), to all Saturn dealers in the United States. Reynolds provides other products and services to GM through previously entered into service contracts and also licenses certain data from GM; however, such contractual relationships are not material to Reynolds.

The initial term of the Service Contract is seven (7) years with two one year renewals possible. In addition to representations, warranties, termination, service levels and other provisions consistent with agreements of this type, GM has the right to terminate for its convenience the Service Contract in whole upon one hundred eighty (180) days prior written notice to Reynolds upon payment of certain defined charges, which may be substantial depending upon the timing of the termination. Implementation of the centralized IDMS system to Saturn dealers in the U.S. is not anticipated to begin until the middle of 2007.

See also the press release of The Reynolds and Reynolds Company, dated December 15, 2005, attached hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibts

99.1 Press release of The Reynolds and Reynolds Company, dated December 15, 2005, attached hereto and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

December 15, 2005	By:	Robert S. Guttman

Name: Robert S. Guttman
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	General Motors Selects Reynolds and Reynolds To Provide Integrated Dealer Management System to All U.S. Saturn Retailers